Exhibit 99.2

CONTACT:	Michael P. Dickerson	FOR IMMEDIATE RELEASE
	Vice President of Finance and	March 15, 2007
Investor Relations
(859) 572-8684
General Cable Announces Pricing of $325.0 Million of Senior Notes
HIGHLAND HEIGHTS, KENTUCKY — March 15, 2007 — General Cable Corporation (the “Company”), (NYSE:BGC), announced today the pricing of its offering of $325.0 million in aggregate principal amount of senior notes, comprised of $200.0 million of senior fixed rate notes due 2017 (the “Senior Fixed Notes”) and $125.0 million of senior floating rate notes due 2015 (the “Senior Floating Notes” and together with the Senior Fixed Notes, the “Notes”). The Company intends to use a substantial portion of the net proceeds from the sale of the Notes to purchase any and all of its outstanding 9.5% Senior Notes due 2010 pursuant to its concurrent tender offer and consent solicitation announced on March 6, 2007.
Interest on the Senior Floating Rate Notes is payable in cash on a quarterly basis and will accrue at the three month LIBOR rate plus 237.5 basis points. Interest on the Senior Fixed Rate Notes is payable in cash on a semi annual basis and will accrue at a rate of 7.125% per annum.
The Notes will be general unsecured obligations of the Company, and will be guaranteed on an unsecured senior basis by certain of the Company’s existing and future domestic subsidiaries.
The offering of the Notes is being made by means of a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
The Notes have not been registered under the Securities Act or applicable state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable securities laws.
This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include the Company’s ability to maintain access to the capital markets to finance (on terms favorable to the Company) the

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purchases of the notes tendered in the offer, reliance on dividends and other transfers from subsidiaries to repay indebtedness, ability to serve outstanding indebtedness, the Company’s failure to comply with covenants in existing and future financing arrangements, covenants contained in existing indebtedness that restrict the Company’s business operations, downgrade in the Company’s credit ratings, ability to repurchase outstanding notes, ability to pay the conversion price on convertible notes, the economic strength and competitive nature of the geographic markets that the Company serves; economic, political and other risks of maintaining facilities and selling products in foreign countries; changes in industry standards and regulatory requirements; advancing technologies, such as fiber optic and wireless technologies; volatility in the price of copper and other raw materials, as well as fuel and energy and the Company’s ability to reflect such volatility in its selling prices; interruption of supplies from the Company’s key suppliers; the failure to negotiate extensions of the Company’s labor agreements on acceptable terms; the Company’s ability to increase manufacturing capacity and achieve productivity improvements; the Company’s dependence upon distributors and retailers for non-exclusive sales of certain of the Company’s products; pricing pressures in the Company’s end markets; the Company’s ability to maintain the uncommitted accounts payable or accounts receivable financing arrangements in its European operations; the impact of any additional charges in connection with plant closures and the Company’s inventory accounting practices; the impact of certain asbestos litigation, unexpected judgments or settlements and environmental liabilities; the ability to successfully identify, finance and integrate acquisitions; the impact of terrorist attacks or acts of war which may affect the markets in which the Company operates; the Company’s ability to retain key employees; the Company’s ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the impact on the Company’s operating results of its pension accounting practices; the Company’s ability to avoid limitations on utilization of net losses for income tax purposes; volatility in the market price of the Company’s common stock all of which are more fully discussed in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, as well as any current and periodic reports filed with the Commission. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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Release No. 0534
03/15/07

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